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                                                                  EXHIBIT 3


                                                                  EXECUTION COPY
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                 REGISTRATION AND PREEMPTIVE RIGHTS AGREEMENT

     THIS REGISTRATION AND PREEMPTIVE RIGHTS AGREEMENT (this "Agreement"), dated as of June 17, 1997, is entered into among Sky Games International Ltd., a Bermuda exempted company (the "Company"), and Harrah's Interactive Investment Company, a Nevada corporation ("HIIC").

                               R E C I T A L S:
                               ---------------

     WHEREAS, pursuant to a Plan and Agreement of Merger and Amalgamation dated as of May 13, 1997 (the "Amalgamation Agreement") and the conversion of amounts owed under a Funding Agreement dated as of May 13, 1997 (the "Funding Agreement"), HIIC has acquired from the Company shares of Company Common Stock (as defined in Section 1(e)) and may acquire certain additional shares of Company Common Stock; and

     WHEREAS, the Company and HIIC desire to provide a mechanism for the registration of the Company Common Stock on the terms and conditions set forth herein;

                               A G R E E M E N T:
                               -----------------

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) the term "Additional Piggyback Sellers" shall have the meaning assigned thereto in Section 3(b) of the Agreement;

          (b) the term "Affiliate" means any Person which Controls a party to this Agreement, which that party Controls or which is under common Control with that party;

          (c) the term "Amalgamation Shares" means the shares of Company Common Stock issuable to HIIC and/or its Affiliates under the Amalgamation Agreement;

          (d)  the term "B/EA" shall have the meaning assigned thereto in
Section 8(d) of this Agreement;

          (e)  the term "Commission" shall have the meaning assigned thereto in
Section 2(c) of this Agreement;

          (f) the term "Company Common Stock" means the common stock, par value US$.01 per share, of the Company;

          (g) the term "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise;

          (h) the term "Conversion Shares" means the shares of Company Common Stock issuable upon conversion of indebtedness under the Funding Agreement;

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          (i)  the term "Demand" shall have the meaning assigned thereto in
Section 2(a) of this Agreement;

          (j) the term "Demand Registration" shall have the meaning assigned thereto in Section 2(a) of this Agreement;

          (k) the term "Demanding Sellers" shall have the meaning assigned thereto in Section 2(e) of this Agreement;

          (l) the term "Disqualifying Action" means (1) any change in or conduct of the Company's or any of its Subsidiaries' business or proposed business (including, but not limited to, the terms of repurchase or redemption of any debt from any holder thereof if such holder would be a Disqualified Holder (if such Person held shares of the Company)) that would constitute or result in, or (2) any action or inaction of or by the Company or any of its Subsidiaries' which HIIC or the Affiliates of HIIC determine in their reasonable business judgment would result in, in the case of either (1) or (2), any actual or threatened disciplinary action or any actual or threatened regulatory sanctions with respect to or affecting the loss of, or the inability to obtain or failure to secure the reinstatement of, any registration, certification, license or other regulatory approval held by HIIC or the Affiliates of HIIC in any jurisdiction in which HIIC or any of the Affiliates of HIIC are actively conducting business or as to which any of them has received final approval or authorization to proceed, even on a preliminary basis, from its respective board of directors (or any appropriate committee established by such board of directors) of plans to conduct business; provided, the reasonable business judgment to be exercised by HIIC and its Affiliates in determining whether a Disqualifying Action has occurred or would result need not involve any consideration of the effect of the Disqualifying Action on the Company, alone or together with any of its Subsidiaries, because the purpose of the protections afforded by the determination of a Disqualifying Action is for the benefit of the separate businesses and investments of HIIC and its Affiliates;

          (m) the term "Disqualified Holder" means any holder of shares of the Company of any class (or classes) or series (1) who, either individually or when taken together with any other holders of shares of the Company of any class (or classes) or series is or would reasonably be expected to be determined by any gaming regulatory agency to be unsuitable, or has or would reasonably be expected to have an application for a gaming license, permit or other necessary regulatory approval rejected, or has or would reasonably be expected to have a previously issued gaming license, permit or other necessary regulatory approval rescinded, suspended, revoked, not renewed or not reinstated, as the case may be, whether or not any of the foregoing is or would reasonably be expected to be final and nonappealable or (2) whose holding of such shares, either individually or when taken together with the holding of shares of the Company of any class (or classes) or series by any other holder could reasonably be expected to cause the Company (or any other company engaged in the gaming business in any jurisdiction if such holder of shares were a shareholder of that company) to be denied a licence, permit or other necessary regulatory approval to engage in any aspect of the gaming business or the serving or sale of alcoholic beverages in connection with the operation of a gaming business;

          (n)  the term "fully diluted basis" means, at any time, that number of
(A) shares of Company Common Stock equal to the sum, without duplication, of (i) the total number of shares of Company Common Stock then outstanding (other than 3,525,000 shares of shares of Company Common Stock held in escrow pursuant to that Escrow Agreement dated May 27, 1992, as amended, among Montreal Trust Company of Canada, the Company and certain shareholders), plus (ii) the total number of shares of Company Common Stock into which all then outstanding Preference Shares (as defined in the Bye-Laws) of the Company or any other shares of the Company are then convertible directly or indirectly, provided that shares of Company Common Stock issuable upon conversion of Class A Preference Shares of the Company shall not be included

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until such conversion occurs, plus (iii) the total number of shares of Company
Common Stock then issuable directly or indirectly upon exercise of all then outstanding options, warrants (including the commitment for 650,000 shares of Company Common Stock exercisable at $1 per share of Company Common Stock issued to HIIC and exercisable at the option of the Company), unexercised stock subscriptions, convertible debentures and other convertible securities, plus (B) Other Voting Shares equal to the sum, without duplication (including without duplication of any shares of Company Common Stock) of (i) the total number of Other Voting Shares then outstanding, plus (ii) the total number of Other Voting Shares into which all then outstanding preference shares of the Company or any other shares of the Company are then convertible directly or indirectly, plus
(iii) the total number of Other Voting Shares then issuable directly or indirectly upon exercise of all then outstanding options, warrants, unexercised stock subscriptions, convertible debentures and other convertible securities;

          (o) the term "HIIC Piggyback Seller" shall have the meaning assigned thereto in Section 3(b) of this Agreement;

          (p) the term "Internal Expenses" shall have the meaning assigned thereto in Section 7 of this Agreement;

          (q) the term "Maximum Demand Number" shall have the meaning assigned thereto in Section 2(e) of this Agreement;

          (r) the term "Maximum Piggyback Number" shall have the meaning assigned thereto in Section 3(b) of this Agreement;

          (s) the term "Other Demand Rights" shall have the meaning assigned thereto in Section 3(b) of this Agreement;

          (t) the term "Other Demanding Sellers" shall have the meaning assigned thereto in Section 3(b) of this Agreement;

          (u) the term "Other Voting Shares" means shares of the Company having the right to vote for election of directors other than Company Common Stock or securities convertible into Company Common Stock;

          (v) the term "Person" means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization, or the United States of America, Bermuda or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or other entity, and shall include any successor (by merger or otherwise) of such entity;

          (w) the term "Piggyback Notice" shall have the meaning assigned thereto in Section 3(a) of this Agreement;

          (x) the term "Piggyback Registration" shall have the meaning assigned thereto in Section 3(a) of this Agreement;

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          (y)  the term "Primary Offering" shall have the meaning assigned thereto in Section 3(b) of this Agreement;

          (z) the term "Registrable Securities" means (i) the Amalgamation Shares, the Conversion Shares, the Warrant Shares and shares received pursuant to Section 8 of this Agreement and (ii) securities issued or issuable with respect to the Amalgamation Shares, the Conversion Shares and the Warrant Shares (or other Registrable Securities by virtue of this clause (ii)) by way of a dividend, other distribution, stock split, combination of shares, recapitalization, reorganization, reclassification, merger, consolidation, compulsory share exchange or any transaction or series of related transactions in which shares of Company Common Stock or Registrable Securities are changed into, converted into or exchanged for other securities; provided, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such registration statement, (ii) such securities are sold in compliance with Rule 144 or (iii) such securities are transferred to any Person which is not an Affiliate of HIIC;

          (aa) the term "Registration Expenses" shall have the meaning assigned thereto in Section 7 of this Agreement;

          (bb) the term "Rule 144" means Rule 144 (or any successor provisions) promulgated under the Securities Act;

          (cc) the term "Securities Act" shall have the meaning assigned thereto in Section 2(a) of this Agreement;

          (dd) the term "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which the Company or HIIC, as the case may be (either alone or through or together with any other of its Subsidiaries), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests the holders of which are generally entitled to vote with respect to the election of directors or other managing authority and/or other matters to be voted on in such corporation, partnership, joint venture or other legal entity;

          (ee) the term "Trading Price" means the average of the mean of the bid and ask prices of the Company Common Stock on a single trading day as reported on the NASDAQ SmallCap Market or any other securities exchange or over-the-counter market on which or through which Company Common Stock may then be listed or quoted;

          (ff) the term "Voting Shares" means Company Common Stock having the right to vote for election of or to appoint Directors and any shares convertible, directly or indirectly, into such Company Common Stock and Other Voting Shares and any shares convertible directly or indirectly into Other Voting Shares; and

          (gg) the term "Warrant Shares" means the shares of Company Common Stock issuable to HIIC and/or its Affiliates under the Warrant Agreement dated May 13, 1997 and the exercise by the Company of the equity purchase commitment by HIIC in the Funding Agreement.

     SECTION 2.  Demand Registrations.
                 --------------------

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          (a)  Requests for Registration. Subject to the limitations set forth in paragraph (d) below, at any time and from time to time after the date hereof HIIC and its Affiliates shall be entitled to make written requests of the Company (each such request being a "Demand") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the Registrable Securities (a "Demand Registration"). Such Demand shall specify the aggregate number and kind of Registrable Securities requested to be registered.

          (b) Number of Demand Registrations. HIIC and its Affiliates shall be entitled to two (2) Demand Registrations.

          (c) Satisfaction of Obligations. Subject to Section 4, a registration shall not be treated as a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Securities and Exchange Commission (the "Commission") with respect to such Demand Registration, (ii) such registration statement shall have been maintained continuously effective for a period of at least thirty (30) days (ninety (90) days in the event of a best efforts underwriting pursuant to Section 2(d)(ii)) or such shorter period as when all Registrable Securities included therein have been sold thereunder in accordance with the manner of distribution set forth in such registration statement and (iii) the number or amount of Registrable Securities sold pursuant to such registration shall equal or exceed eighty percent (80%) of the Registrable Securities as to which HIIC and/or its Affiliates requested registration.

          (d) Restrictions on Demand Registrations. The Company shall not be obligated to file any Demand Registration:

               (i) prior to June 30, 1998 for an aggregate number of Registrable Securities in excess of one million (1,000,000) shares (as adjusted for stock splits, dividends, reclassifications, etc.), unless the Company receives the written opinion of its investment bank at the time that the Trading Price of the Company Common Stock would not fall by more than twenty-five percent (25%) for more than fifteen (15) consecutive trading days as a result of such sale, in which case, a Demand could be brought for such aggregate number of Registrable Shares as would not, in such investment bank's opinion, cause the Trading Price to fall below such level;

               (ii) unless the method of distribution is pursuant to a so-called "firm commitment" underwritten registration to be managed and administered by an underwriter selected by the Board of Directors of the Company; provided, however, in the event the Company cannot reach an agreement with an underwriter to underwrite a registration on a firm commitment basis, in such circumstance only, the method of distribution may be a "best efforts" underwritten registration to be managed and administered by an underwriter selected by the Board of Directors of the Company; or

               (iii) within one hundred eighty (180) days after the effective date of a so-called "firm commitment" underwritten registration in which all holders of Registrable Securities were given so-called "piggyback" rights pursuant to Section 3 hereof, unless the number or amount of Registrable Securities sold pursuant to such registration is less than eighty percent (80%) of the Registrable Securities as to which HIIC and/or its Affiliates requested registration.

In addition, the Company shall be entitled to postpone (upon written notice to HIIC) the filing or the effectiveness of a registration statement in respect of a Demand for up to one hundred twenty (120) days (but

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no more than once in any consecutive eight (8) months) after the date of receipt of a Demand Notice if the Company's Board of Directors determines that effecting the Demand Registration in respect of such Demand would (i) have a material adverse effect on any proposal or plan by the Company to engage in any public debt or equity financing, acquisition or disposition of assets or any merger, consolidation, tender offer or other similar transaction or (ii) require disclosure of a previously undisclosed material development involving the Company which disclosure would have a material adverse effect on the Company or its prospects. In the event the Company receives a request prior to June 30, 1998 to file a Demand Registration for an aggregate number of Registrable Securities in excess of one million (1,000,000) shares (as adjusted for stock splits, dividends, reclassifications, etc.), the Company shall request its investment bank to conduct the analysis set forth in paragraph (d)(i) above, and in the event such investment bank does not issue within fifteen (15) business days after the date of receipt of a Demand Notice by the Company its written opinion that the sale would cause the Trading Price of the Company Common Stock to fall by more than twenty-five percent (25%) for more than fifteen (15) consecutive trading days, then it shall be presumed for purposes of this paragraph (d) that such investment bank was of the opinion that the sale would not cause the Trading Price of the Company Common Stock to fall by more than twenty-five percent (25%) for more than fifteen (15) consecutive trading days

          (e) Participation in Demand Registrations. If, in connection with a Demand Registration, the managing underwriter advises the Company and the holders of the Registrable Securities sought to be included in such Demand Registration in writing that, in its opinion, the marketability of the Registrable Securities sought to be sold pursuant thereto would be adversely affected by the inclusion of both the Registrable Securities and, if authorized pursuant to this paragraph, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the holders of Registrable Securities sought to be registered therein ("Demanding Sellers") are advised in writing by such underwriter can be sold without such an effect (the "Maximum Demand Number"), as follows and in the following order of priority:

               (i) first, the number of Registrable Securities sought to be registered by each Demanding Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all Demanding Sellers; and

               (ii) second, if the number of Registrable Securities to be included under clause (i) next above is less than the Maximum Demand Number, the number of securities sought to be included by each other seller, pro rata in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) next above, equals the Maximum Demand Number.

     SECTION 3.  Piggyback Registrations.
                 -----------------------

          (a) Right to Piggyback. At any time from and after the date hereof for so long as HIIC and its Affiliates collectively own five percent (5%) or more of the outstanding Voting Shares of the Company, on a fully diluted basis, whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration or on a Form S-4 or S-8 (or any successor form)) (a "Piggyback Registration"), the Company shall give all holders of Registrable Securities prompt written notice thereof (but not less than thirty (30) days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, to the extent known, the number and kind of securities proposed to be registered, the proposed date

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of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of a holder of Registrable Securities given within ten (10) business days of such holder's receipt of the Piggyback Notice (which written request shall specify the number and kind of Registrable Securities intended to be disposed of by such holder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion; provided that such holder sells such Registrable Securities only in accordance with the method of distribution selected by the Company or in accordance with any other method of distribution which may be approved by the managing underwriter of such offering.

          (b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter approved by the Board of Directors of the Company) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration ("HIIC Piggyback Sellers") and any other proposed sellers ("Additional Piggyback Sellers"), in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company and the HIIC Piggyback Sellers are so advised by such underwriter can be sold without such an effect, which may exclude any class of Registrable Securities if, in the judgment of such underwriter, the inclusion of such Registrable Securities would adversely affect the marketability of the securities sought to be sold pursuant thereto (the "Maximum Piggyback Number"), as follows and in the following order of priority:

               (i) if the Piggyback Registration is an offering on behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so-called "piggyback" or other incidental or participatory registra-tion rights) (a "Primary Offering"), then (A) first, such number of securities to be sold by the Company as the Company shall have determined, (B) second, if the number of securities to be included under clause (A) next above is less than the Maximum Piggyback Number, the number of Registrable Securities of each HIIC Piggyback Seller, pro rata in proportion to the number of securities sought to be registered by all HIIC Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) next above, equals the Maximum Piggyback Number and (C) third, if the number of securities to be included under clauses (A) and (B) next above is less than the Maximum Piggyback Number, the number of securities of each Additional Piggyback Seller, pro rata in proportion to the number of securities sought to be registered by all such Additional Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered under clauses (A) and (B) next above, equals the Maximum Piggyback Number;

               (ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other

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          Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, if the number of securities included under clause (A) next above is less than the Maximum Piggyback Number, the number of securities sought to be registered by each HIIC Piggyback Seller, pro rata in proportion to the number of securities sought to be registered by all HIIC Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered pursuant to clause (A) next above, equals the Maximum Piggyback Number and (C) third, if the number of securities to be included under clauses (A) and (B) next above is less than the Maximum Piggyback Number, the number of securities of each Additional Piggyback Seller, pro rata in proportion to the number of securities sought to be included by all such Additional Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered under clauses (A) and (B) next above, equals the Maximum Piggyback Number.

          (c) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in
Section 3(a) and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration.

     SECTION 4. Withdrawal Rights. Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act (whether pursuant to Section 2 or 3 hereof) shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn. Any registration statement not filed or withdrawn in accordance with an election by the Company or the holders of Registrable Securities shall not be counted as a Demand for purposes of Section 2 hereof.

     SECTION 5. Holdback Agreements. Each holder of Registrable Securities agrees, at all times the holders of Registrable Securities have piggyback rights pursuant to Section 3 hereof, not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during (a) the seven (7) days immediately prior to the effective date of any Demand Registration or Piggyback Registration and (b) the one hundred twenty (120)-day period beginning on the effective date of any (i) Primary Offering in which holders of Registrable Securities had piggyback rights pursuant to Section 3 hereof (provided, no holder of Registrable Securities shall be subject to the restrictions pursuant to this clause (i) for any more than one hundred twenty (120) days in any one hundred eighty (180) day period and whether or not, in the case of a Piggyback Registration, any Registrable Securities are included therein), (ii) Demand Registration or (iii) any Piggyback Registration (other than a Primary Offering), unless the number or amount of Registrable Securities sold pursuant to such Piggyback Registration is less than eighty percent (80%) of the Registrable Securities as to which HIIC and/or its Affiliates requested registration (in each case, except as part of such registration and, or, in each case of clauses (i), (ii) and (iii), if later, the date of any underwriting agreement with respect thereto. The Company agrees to use it best efforts to cause a provision identical to the foregoing to be included in all registration rights which it grants in the future.

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     SECTION 6.  Registration Procedures.  Whenever the holders of Registrable
Securities have requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Section 2 or Section 3 of this Agreement), the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, in connection therewith, the Company shall as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than thirty (30) days (ninety (90) days in the event of a best efforts underwriting pursuant to Section 2(d)(ii)) (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the manner of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

          (c) before filing with the Commission any such registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by HIIC and/or its Affiliates drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof, such review to be conducted with reasonable promptness;

          (d) promptly (i) notify the selling holders of Registrable Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendments or supplements thereto, (y) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threatening of any proceedings with respect to the foregoing and (ii) use its best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

          (e) furnish to each seller of Registrable Securities and counsel for the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto, the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller, the use of each of which thereby and therefor to which the Company hereby consents;

          (f) use its best efforts to register or qualify such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph);

          (g) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchaser of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

          (h) cause all such Registrable Securities to be listed on each securities exchange and included in each established over-the-counter market on which or through which securities of the same class of the Company are then listed or traded and, if not so listed or traded, to be listed on the National Association of Securities Dealers Automated Quotation system ("NASDAQ");

          (i) provide a transfer agent, registrar and CUSIP number for all of such Registrable Securities not later than the effective date of such registration statement;

          (j) make available for inspection by any seller of Registrable Securities and any attorney, accountant or other agent retained by any such seller, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information, in each case reasonably requested by any such sellers, attorneys, accountants or agents in connection with such registration statement, subject to the right of the Company to limit access to any such information to the extent that (i) the Company is restricted from providing such information pursuant to any bona fide confidentiality agreement to which the Company or any of its Subsidiaries is a party and (ii) the Company shall have delivered to each seller of the Registrable Securities a certificate duly executed by the chief executive or chief financial officer of the Company stating that such information does not contain any material information which would be required to be disclosed in, or which would materially affect any information required to be disclosed in, such registration statement;

          (k) use its best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and the rules and regulations promulgated by the Commission) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen
(15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

          (l) use its best efforts to furnish to each seller of Registrable Securities a signed counterpart of (i) an opinion of counsel for the Company (which counsel shall be reasonably acceptable to

HIIC and/or its Affiliates) and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date such opinions and comfort letters are customarily dated in such transactions and to be addressed to and reasonably acceptable to the underwriter and each seller of Registrable Securities; and

          (m) take all such other actions as HIIC and/or its Affiliates reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     Without limiting any of the foregoing, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, selling shareholders. Each seller of Registrable Securities pursuant to the terms of this Agreement shall be required to make such representations and warranties to, and agreements with, the Company and/or underwriter or underwriters as are customary in similar transactions or are contemplated by the terms of this Agreement. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish to the underwriter unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested for sale pursuant to such registration and (ii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

     Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g) of this Section 6, such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 6 and, if so directed by the Company, deliver to the Company (at the Company's sole cost and expense) all copies then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the thirty (30) day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in paragraph (g) of this Section 6 to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

     SECTION 7. Registration Expenses. All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith to the extent provided for in the underwriting agreement), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts, commissions and allowances), all fees and expenses of the Company's independent certified public accountants (except as otherwise provided in Section 2(d)) and counsel (including, without limitation, with respect to "comfort" letters and opinions) and other Persons retained by the Company in connection therewith (collectively, the "Registration Expenses") shall be borne by the Company unless otherwise provided in this Agreement except that the Company will, in any event (and without implication that the contrary would otherwise be true), pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, and the expense of any annual audit) (collectively, "Internal Expenses") and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which securities of the same class issued by the Company are then listed or traded or for listing on the NASDAQ pursuant to paragraph (i) of Section 6 of this Agreement. The sellers of Registrable Shares shall be responsible for their own underwriting discounts, commissions and allowances and legal fees and expenses.

     SECTION 8.  Preemptive Rights.

          (a) Preemptive Rights. Except for the issuance of securities of the Company (i) to the Company's or its Affiliates' employees, directors or consultants (or pursuant to options or rights granted to Persons who were employees, directors or consultants of the Company or its Affiliates as of the date of grant) pursuant to a stock purchase or option plan adopted by the Board of Directors of the Company, (ii) in connection with an acquisition by the Company or its Affiliates of the assets or capital stock of a third party, (iii) pursuant to a stock split, dividend, etc., (iv) except as provided in paragraph
(d) below, upon the conversion of any preference shares into Common Stock, or
(v) to any lender in connection with the extension, renewal, modification or renegotiation of any credit or indebtedness to the Company or its Affiliates (provided, it being the understanding of the parties that the exception set forth in this clause (v) shall not apply to any issuance of securities of the Company in settlement or repayment of any credit or indebtedness to the Company or its Affiliates), if the Company authorizes the issuance or sale of any Voting Shares, including options, warrants or rights to acquire Voting Shares or securities convertible into Voting Shares, (other than as a dividend on the outstanding Voting Shares) to any Person, the Company shall first offer to sell to HIIC and its Affiliates a portion of such securities equal to the quotient determined by dividing (A) the number of shares of Voting Shares held by HIIC and its Affiliates at the time of the proposed issuance of such securities, on a fully diluted basis, by (B) the total number of outstanding shares of Voting Shares outstanding at such time, on a fully diluted basis. The exception set forth in clauses (i) through (v), inclusive, of this Section 8(a) shall not apply to any issuance of securities of the Company in a transaction of the type set forth in clauses (i) through (v), inclusive, to the extent, and solely to the extent, any such individual issuance would result in the aggregate ownership, on a fully diluted basis, of Voting Shares by HIIC and its Affiliates being less than twenty percent (20%) of the outstanding Voting Shares of the Company, on a fully diluted basis; provided, however, in the event a valuation of the securities of the Company being issued in such transaction is required in connection with the exercise of the preemptive rights hereunder, HIIC and its Affiliates shall retain and be solely responsible for the payment of all fees and expenses of the investment bank or valuation firm hired to conduct such valuation and any such investment bank or valuation firm shall be reasonably acceptable to the Company. If such securities are being offered in a manner such that each offeree purchasing such stock or securities is required to purchase a "strip" or more than one type of stock and/or securities, HIIC shall likewise be required to purchase each of the shares of stock and/or securities included in the strip if any are purchased.

          (b) Procedure.  In order to exercise its purchase rights under this
Section 8, HIIC and its Affiliates shall, within fifteen (15) days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and its percentage allotment, deliver a written notice to the Company describing its election hereunder. During the ninety (90) days following the expiration of the fifteen (15) day period described above, the Company shall be entitled to sell such securities which HIIC and its Affiliates have not elected to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to HIIC and its Affiliates; provided, if the Company does not sell within the ninety (90) day period the securities which were the subject of the notice pursuant this

Section 8, it must send another notice and repeat the procedure pursuant to this
Section 8 before it could sell such securities after such ninety (90) day period.

          (c) Termination. The provisions of this Section 8 shall terminate when HIIC and its Affiliates collectively own less than twenty percent (20%) of the outstanding Voting Shares of the Company on a fully diluted basis.

          (d) Special Preemptive Right. Notwithstanding paragraph (c) above and in addition to the rights set forth in paragraph (a) above, upon any conversion of any shares of convertible redeemable preference shares of the Company issued to B E Aerospace, Inc., a Delaware corporation ("B/EA"), as part of the issuance of up to three thousand (3,000) shares of convertible redeemable preference shares of the Company to B/EA which are convertible into Parent Common Shares at a percentage of the trading price of the Parent Common Shares as previously disclosed to HIIC, the Company shall issue to HIIC and/or the Affiliates of HIIC a number of the Company Common Shares upon payment by HIIC of the par value thereof such that such number of shares plus the number of the Amalgamation Shares, Conversion Shares and Warrant Shares collectively constitutes the same percentage of the outstanding Voting Shares of the Company on a fully diluted basis as the number of Amalgamation Shares, Conversion Shares and Warrant Shares constituted of the outstanding Voting Shares of the Company on a fully diluted basis prior to such issuance.


     SECTION 9. Non-Pro Rata Redemptions. HIIC and/or the Affiliates of HIIC shall have the right for as long as HIIC and the Affiliates of HIIC collectively own twenty percent (20%) or more of the outstanding Voting Shares on a fully diluted basis to participate on a proportionate basis in any non-pro rata stock repurchases or redemptions of Voting Shares conducted by the Company, other than repurchases or redemptions in connection with the termination of employment of any employee of the Company or any of its Affiliates or pursuant to a contractual right or obligation of the Company entered into in connection with the issuance of such Voting Shares.

     SECTION 10. Special Sale Obligations/ Rights. At any time that HIIC and the Affiliates of HIIC collectively own less than ten percent (10%) of the outstanding Voting Shares of the Company, on a fully diluted basis, (i) the Company shall have the right to cause HIIC and the Affiliates of HIIC to sell all of their Voting Shares of the Company pursuant to a sale registered under the Securities Act and (ii) HIIC shall have the right to cause the Company to file a registration statement under the Securities Act in accordance with the terms of Section 2 to sell all of its and its Affiliates' Voting Shares of the Company, in each case of (i) and (ii), in the event (x) of any change in or conduct of the business or proposed business of the Company or any of its Subsidiaries or any other action or inaction of the Company or any of its Subsidiaries which would constitute or result in a Disqualifying Action or (y) the Company does not redeem a Disqualified Holder pursuant to Bye-law 4B of its bye-laws, and in each case of (i) and (ii), at the Company's expense (other than HIIC's and the Affiliates of HIIC underwriting discounts, commissions or allowances and legal fees and expenses) without being subject to the limitations set forth in Sections 2(b) and (d) and Section 5.

     SECTION 11.    Indemnification.

          (a) By the Company. The Company agrees to indemnify, defend and hold harmless each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such holder or such an other indemnified Person against all losses, claims, damages, liabilities and expenses caused by
(i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or of a fact necessary to make the statements therein not misleading, except insofar as the same are caused by and contained in any information furnished in writing to the Company by such holder for use therein by the Company or (ii) any violation by the Company of any applicable federal or state securities laws.

          (b) By Holders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and shall indemnify, defend and hold harmless the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) the Company or such an other indemnified Person against any losses, claims, damages, liabilities and expenses (including with respect to any claim for indemnification hereunder asserted by any other indemnified Person) resulting from (i) any untrue or alleged untrue statement of material fact contained in such information so furnished by such holder which is contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact omitted from the information so furnished by holder which is required to be stated therein or necessary to make the statements therein not misleading and is omitted from the registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or (ii) any violation by such holder of any applicable federal or state securities laws; provided that the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation under this
Section 11, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

          (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof (unless such indemnified party presents a written legal opinion of counsel to the effect that there are defenses available to the indemnified party which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel; provided that the indemnifying party shall not be obligated to reimburse the indemnified parties for the fees and expenses of more than one counsel for all indemnified parties who do not have different or additional defenses among themselves). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

          (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities.

          (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any losses, claims, damages, liabilities or expenses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. The liability of each holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement. No party shall be entitled to contribution hereunder if such party is found guilty of having committed fraudulent misrepresentation except insofar as the same is caused by a fraudulent misrepresentation by any holder of Registrable Securities for use therein by the Company.

     SECTION 12. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     SECTION 13.    Miscellaneous.

          (a) Rule 144. The Company shall timely file the reports, if any, required to be filed by it under the Securities Act or the Exchange Act (including, if required, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144). Upon the request of any holder of Registrable Securities, the Company shall: (i) deliver to such holder a written statement as to its compliance with the reporting requirements of Rule 144, as such rule may be amended from time to time, and (ii) take such further action, including, without limitation, supply and make publicly available any other information in the possession of or reasonably obtainable by the Company, with the purpose of allowing such holder to avail itself of Rule 144 or any other rule or regulation of the Commission allowing it to sell securities without registration under the Securities Act.

          (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of HIIC. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any further breach of the provision so waived or of any other provision of this Agreement. No extension of time for the performance of any obligation or act hereunder shall be deemed an extension of time for the performance of any other obligation or act. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement.

          (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities; provided that securities shall cease to be Registrable Securities under the circumstances provided in Section 1(z).

          (d) Remedies. If any party to this Agreement obtains a judgment against any other party hereto by reason of any breach of this Agreement or the failure of such other party to comply with the provisions hereof, reasonable attorneys' fees and court costs shall be included in such judgment.

          (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed to be an original, and all of which shall be taken to be one and the same instrument with the same effect as if each of the parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signature thereon and may be attached to another counterpart of this Agreement identical in form hereto and having attached to it one or more additional signature pages.

          (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and shall not be deemed to limit, characterize or interpret any provision of this Agreement.

          (h) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Bermuda.

          (i) Notices. All notices and other communications which are required or permitted to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally, mailed by certified or registered mail, return receipt requested, sent by reputable overnight courier or sent by confirmed telecopier, addressed as follows:

              (i)  if to the Company, at:

              Sky Games International, Ltd.
              845 Crossover Lane, Suite D-215
              Memphis, Tennessee 38117
              Facsimile No.:  901-537-3801
              Attention:  President

              with a copy to:

               Altheimer & Gray
               10 South Wacker Drive, Suite 4000
               Chicago, Illinois 60606
               Facsimile No.:  312-715-4800
               Attention:  Andrew W. McCune

               (ii)  if to HIIC, at:

               Harrah's Interactive Investment Company
               1023 Cherry Road
               Memphis, Tennessee 38117
               Facsimile No.:  901-762-8914
               Attention:  John M. Boushy


               with a copy to:

               Harrah's Entertainment, Inc.
               1023 Cherry Road
               Memphis, Tennessee 38117
               Facsimile No.:  901-762-8735
               Attention:  John W. McConomy

or to such other address and/or such other addressee as any of the above shall have specified by notice hereunder. Each notice or other communication which shall be delivered personally, mailed or telecopied in the manner described above shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. The parties hereto agree that any notice or other communication required or permitted to be given or delivered hereunder to HIIC and/or its Affiliates shall be deemed properly given to HIIC and/or any or all of HIIC's Affiliates if given or delivered to HIIC in accordance with the provisions of this Section 13(i).

          (j) Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

                                   * * * * *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    THE COMPANY:

                                    SKY GAMES INTERNATIONAL LTD.


                                    By:  /s/ Laurence Geller
                                       -------------------------
                                    Its: Chief Executive Officer
                                        ------------------------


                                    HIIC:

                                    HARRAH'S INTERACTIVE INVESTMENT COMPANY

                                    By:    /s/ John M. Boushy
                                       -------------------------
                                    Title: Senior Vice President
                                          ----------------------